SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 FORM 8-K

                             CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                             August 1, 2006
                             --------------
                             Date of Report
                   (Date of Earliest Event Reported)


                       G/O BUSINESS SOLUTIONS, INC.
                       ----------------------------
          (Exact Name of Registrant as Specified in its Charter)

     Colorado                   000-24688                 76-0025986
     --------                   ---------                 ----------
 (State or other           (Commission File No.)         (IRS Employer
  Jurisdiction)                                            I.D. No.)


                              18205 Burkhardt
                           Tomball, Texas 77377
                           --------------------
                 (Address of Principal Executive Offices)


                              (281) 290-6655
                               -------------
                     (Registrant's Telephone Number)


                          G/O INTERNATIONAL, INC.
                          -----------------------
        (Former Name or Former Address if changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Effective August 1, 2006, the Company changed its name to "G/O Business Solutions, Inc." by filing Amended and Restated Articles of Incorporation with the Colorado Secretary of State. In connection with the name change, the Company has requested a new ticker symbol, which will be announced upon receipt. Until assignment of a new symbol, the Company's shares will trade under its current symbol ("GOII") and the Company's stock will continue to be traded on the OTC Bulletin Board. Additionally, the Company has been assigned a new Cusip Number which is 36298S 10 3. A copy of the Amended and Restated Articles of Incorporation is attached hereto and incorporated herein by reference. See Item 9.01.

     The Company will not require mandatory exchange of old stock certificates for new stock certificates, but instead will effect such exchange upon submission.

Item 7.01.  Regulation FD Disclosure.

     See Exhibit 99.1, Press Release dated August 8, 2006, a copy of which is attached hereto and incorporated herein by reference. See Item 9.01.

Item 8.01  Other Events.

     Pursuant to the Amended and Restated Articles of Incorporation, the Board of Directors also agreed to effect a reverse split of the Company's outstanding common stock on the basis of one share for every two shares owned, while retaining the authorized shares at 55,000,000 shares with 50,000,000 of which are common and 5,000,000 of which are preferred and retaining the par value at one mill ($0.01) per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the Company. All fractional shares will be rounded up to the nearest whole share. The reverse split is not subject to a mandatory exchange of stock certificates. The effective date of the reverse split is August 15, 2006.

     In connection with the reverse split and name change, the Company was assigned the following Cusip Number: 36298S 10 3. The Company has also applied for a new symbol with the National Association of Securities Dealers, Inc. ("NASD").

     All stockholders are advised that there is no need to send in their respective stock certificate(s) and incur the transfer agent's $20 fee to exchange their shares until they wish to dispose of their respective shares; customarily, no fees are charged by a broker/dealer for transfer fees when stock certificates are deposited with a broker/dealer because the broker/dealer usually transfers the stock certificates that it receives to its Depository Trust Company account, as a matter of course. This may allow stockholders to avoid the transfer fees now and in the future. The Company's records will reflect that the reverse split is effective on each current stock certificate number(s) and that the Cusip Number that appears on the stockholders' current stock certificate(s) will entitle each stockholder to the new post-split shares or any future capital adjustments that are made while retaining possession of their respective stock certificate(s); however, if the stockholders purchase or sell shares in the Company after August 15, 2006, they will be buying or selling post-split shares.

     If any stockholder desires to transfer their respective shares at this time, they are advised to (i) forward their respective stock certificates to American Registrar and Transfer Company ("American Registrar"), our transfer and registrar agent, whose address is 342 East 900 South, Salt Lake City, Utah 84111; (ii) include a required transfer fee of $20 per each free-trading stock certificate tendered, and $60 per each stock certificate that is imprinted with a "restricted" legend, that must be paid by the stockholder to American Registrar; and (iii) that no signature or Medallion signature guarantee will be required on any stock certificate where the stock certificate being tendered is being transferred into the same name.

Item 9.01  Financial Statements and Exhibits.

     (c)  Exhibits

     The following exhibits are to be filed as part of this 8-K:

    EXHIBIT NO.               IDENTIFICATION OF EXHIBIT
    -----------               -------------------------

        3.1            Amended and Restated Articles of Incorporation

        99.1           Press Release issued August 8, 2006


                                    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: 8/8/06                             G/O Business Solutions, Inc.

                                          By  /s/ Brian Rodriguez
                                             ---------------------------
                                              Brian Rodriguez, President